Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2019, in the Registration Statement (Form F-1/A) and related Prospectus of Biondvax Pharmaceuticals Ltd., dated June 5, 2019.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
June 5, 2019	A Member of Ernst & Young Global